UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 14, 2025
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of principal executive offices)			(Zip Code)
(844) 848-0137
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events

On October 14, 2025, DENTSPLY SIRONA Inc. (the “Company”) announced that the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) has concluded its investigation of the Company commenced in May 2022 (the “SEC Investigation”) and does not intend to recommend any enforcement action against the Company. The SEC Investigation related to the Company’s investigation led by the Audit and Finance Committee, initiated in March 2022, into allegations regarding certain financial reporting matters submitted by current and former employees of the Company. As previously disclosed, the Company voluntarily contacted the SEC regarding these matters and has fully cooperated with the SEC throughout the course of the SEC Investigation. The Company views the closure without any enforcement action as a significant and favorable development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DENTSPLY SIRONA Inc.

By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer

Date: October 14, 2025